EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-48655, No. 33-69058 and No. 33-91090) pertaining to the
Scholastic Inc. 401K Savings and Retirement Plan of our report dated June 15, 1998, with respect to the financial statements of the Scholastic Inc. 401K Savings and Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.







New York, New York                                    /s/ Ernst & Young LLP
June 25, 1998